UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange act of 1934

Date of Report (Date of earliest event reported): January 9, 2023 (January 5, 2023)

Vivos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39796	81-3224056
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

7921 Southpark Plaza, Suite 210

Littleton, Colorado 80120

(Address of principal executive offices) (Zip Code)

(844) 672-4357

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VVOS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On January 5, 2023, Vivos Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (“Purchase Agreement”) with an institutional investor (the “Purchaser”) pursuant to which the Company agreed sell up to an aggregate of $8,000,000 of securities of the Company in a private placement (the “Private Placement”) of units. Each unit consists of one share (“Share”) of the Company’s common stock, $0.0001 par value (“Common Stock”) (or a pre-funded warrant to purchase one share of Common Stock) (the “Pre-Funded Warrants”) and one warrant exercisable for one share Common Stock e (the “Common Stock Purchase Warrants” and together with the Pre-Funded Warrants, the “Warrants”). No actual units will be issued in the Private Placement.

Pursuant to the Purchase Agreement, the Company agreed to issue and sell in the Private Placement 2,000,000 Shares, Pre-Funded Warrants to purchase up to an aggregate of 4,666,667 shares of Common Stock and Common Stock Purchase Warrants to purchase up to an aggregate of 6,666,667 shares of Common Stock (collectively with the shares of Common Stock underlying the Pre-Funded Warrants and the Warrants, the “Warrant Shares”). The purchase price per Share and associated Common Stock Purchase Warrant was $1.20, and the purchase price per Pre-Funded Warrant and associated Common Stock Purchase Warrant was $1.1999.

The Private Placement is expected to close on January 9, 2023. After the placement agent fees and estimated offering expenses payable by the Company, the Company expects to receive net proceeds of approximately $7.5 million. The Company intends to use the net proceeds from the Private Placement for general working capital and general corporate purposes.

Each Common Stock Purchase Warrant entitles the holder, for a period of five years and 6 months, to purchase one share of Common Stock at an exercise price of $1.20 per share. Each Pre-Funded Warrant entitles the holder, for a period until all Pre-Funded Warrants are exercised, to purchase one share of Common Stock at an exercise price of $0.0001 per share. The Warrants also contain customary beneficial ownership limitations that may be waived at the option of each holder upon 61 days’ notice to the Company.

The Purchase Agreement includes standard representations, warranties and covenants of the Company and Purchaser, including certain restrictions on future issuances of Company capital stock.

On January 5, 2023, in connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchaser, pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) to register for resale the Shares and the shares of Common Stock issuable upon exercise of the Warrants within 30 days of the signing of the Registration Rights Agreement, with such registration statement to be effective by February 14, 2023 (if such registration statement is not subject to review by the SEC) or within 75 days after the signing of the Registration Rights Agreement (if such registration statement is subject to limited or full review by the SEC). The Company is subject to customary penalties and liquidated damages in the event it does not meet certain filing and effectiveness deadlines set forth in the Registration Rights Agreement, up to a maximum aggregate penalty of 10.5% of the gross proceeds of the Private Placement.

Roth Capital Partners, LLC and A.G.P./Alliance Global Partners acted as placement agents for the Private Placement (the “Placement Agents”). Pursuant to a placement agency agreement, dated January 5, 2023, between the Company and the Placement Agents (the “Placement Agency Agreement”), the Company agreed to pay the Placement Agent a cash fee equal to 6.0% of the gross proceeds received by the Company in the Private Placement, in addition to the reimbursement of $40,000 of expenses. The Placement Agency Agreement contains customary representations, warranties, terms and conditions, including for indemnification of the Placement Agents and their related parties by the Company.

The foregoing descriptions of the Purchase Agreement, the Common Stock Purchase Warrants, the Pre-Funded Warrants, the Registration Rights Agreement and the Placement Agency Agreement do not purport to be complete and are qualified by reference to the full text of such agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 4.1, 4.2, 10.2, and 10.3, respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above related to the Private Placement are incorporated by reference into this Item 3.02. The Shares, the Pre-Funded Warrants, the Common Stock Purchase Warrants and the shares of Common Stock underlying the Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registration Statement and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder.

Item 8.01 Other Information.

On January 5, 2023, the Company issued a press release announcing the Private Placement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
4.1	Form of Common Stock Warrant
4.2	Form of Pre-Funded Warrant
10.1	Form of Securities Purchase Agreement, dated January 5, 2023, between the Company and the Purchaser
10.2	Form of Registration Rights Agreement, dated January 5, 2023, between the Company and the Purchaser
10.3	Placement Agency Agreement, dated January 5, 2023, between the Company and the Placement Agents.
99.1	Press release, dated January 5, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVOS THERPEUTICS, INC.

Dated: January 9, 2023	By:	/s/ R. Kirk Huntsman
R. Kirk Huntsman
Chief Executive Officer